Exhibit 99.2

[Freddie Mac logo]

September 8, 2008

Mr. Jay Brown
Chairman of the Board
MBIA, Inc.
113 King Street
Armonk, New York 10504

Dear Jay:

I am submitting my resignation from the Board of Directors of MBIA, Inc. to be effective today, September 8, 2008.

I am submitting this resignation in light of my new responsibilities as Chief Executive Officer of Freddie Mac.

I have thoroughly enjoyed my time on the Board and wish all my colleagues on the Board and the management team the very best. MBIA has a great team and I am very proud to have been associated with you.

Sincerely,

/s/ David M. Moffett
David M. Moffett
Chief Executive Officer